STIFEL FINANCIAL CORP.
Form 8-K Dated November 5, 2007
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Third Quarter Results
Quarterly Revenue of $190.8 million, up 66%
Quarterly Core Diluted EPS $0.80, Quarterly GAAP Diluted EPS $0.45

St. Louis, Missouri - November 5, 2007 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $8.1 million, or $0.45 per diluted share, on revenue of $190.8 million for the quarter ended September 30, 2007. For the comparable quarter of 2006, net income was $5.4 million, or $0.39 per diluted share, on revenue of $115.2 million. For the nine months ended September 30, 2007, we posted net income of $18.3 million, or $1.09 per diluted share, on revenue of $574.0 million, compared with $8.2 million, or $0.59 per diluted share, on revenue of $336.2 million, for the same period one year earlier.

At September 30, 2007, our equity was $406.6 million, resulting in book value per share of $27.12.

After adjusting for acquisition related charges, principally stock-based awards offered to key associates of LM Capital Markets ("LM Capital Markets"), non-GAAP net income and non-GAAP earnings per diluted share, our "Core earnings", were $14.3 million and $0.80, respectively for the third quarter of 2007 compared to 2006 third quarter Core earnings of $9.6 million and Core earnings per diluted share of $0.69. After adjusting for acquisition related charges, principally compensation expense for acceleration of deferred compensation for the Ryan Beck deferred compensation plans and stock-based awards offered to key associates of LM Capital Markets, non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, for the nine months ended September 30, 2007 were $46.3 million, or $2.75, respectively compared to $27.7 million or $1.99 per diluted share for the nine months ended September 30, 2006. A reconciliation between our GAAP results and Core earnings is discussed below. Included in the 2007 nine months Core earnings is an after tax charge of $652,000 or $0.04 per diluted share for the write off of deferred issuance costs related to the 9% Trust Preferred Securities called on July 13, 2007. Included in the nine month 2006 Core earnings is $2.0 million after tax or $0.15 per diluted share for the gain on the Company's New York Stock Exchange membership seat.

Business Highlights

  Quarterly revenue of $190.8 million, a 66% increase over the prior year third quarter.

  Nine month revenue of $574.0 million, a 71% increase for the nine months as compared to 2006.

  Quarterly GAAP net income of $8.1 million, or $0.45 per diluted share, a 49% increase over the prior year third quarter.

  YTD GAAP net income of $18.3 million, or $1.09 per diluted share, a 124% increase for the nine months as compared to 2006.

  Quarterly Core net income of $14.3 million, or $0.80 per diluted share, a 48% over the prior year third quarter.

  YTD Core net income of $46.3 million, or $2.75 per diluted share, a 67% increase for the nine months as compared to 2006.

  Our Private Client Group ("PCG"), and Equity Capital Markets ("ECM"), achieved record revenue and profits for the nine months ended September 30, 2007.

  Commission and principal transactions increased $44.6 million, 64% over the previous year third quarter and increased 52% for the nine months as compared to 2006.

  Investment banking revenue increased to $31.0 million, 57% over the prior year third quarter and increased 170% for the nine months as compared to 2006.

  Asset management and service fees increased to $27.1 million, 86% over the prior year third quarter and increased to $72.0 million, 70% for the nine months ended September 30, 2007.

  For the three and nine months ended September 30, 2007, utilizing Core earnings, pretax margin was 13% and 14%, respectively and annualized return on average equity totaled 14% and 18%, respectively.

  The Company successfully completed the conversion of all Ryan Beck branch offices in the third quarter.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "We are pleased with our quarterly results, especially considering the turbulent markets over the past summer. Despite this challenging environment, utilizing our core earnings, we achieved an annualized return on average equity of approximately 14%. We remain optimistic regarding our ability to continue to grow our franchise and deliver superior returns to our shareholders."

Revenue

Year to date comparisons were impacted by the resultant increased activity from the successful integration of the Ryan Beck acquisition on February 28, 2007, the First Service acquisition on April 2, 2007, and the Company's continued expansion of the PCG, including the Miller Johnson Steichen and Kinnard ("MJSK") purchase on December 5, 2006. As a result of the Ryan Beck and MJSK acquisitions, the Company added 1,013 employees and 51 offices. Except as noted in the following discussion of variances for the total Company and the ensuing segment results, the underlying reasons for the increase in revenue and expense categories can be attributed principally to the acquisitions and increased number of PCG offices and PCG financial advisors .

Commission and Principal Transactions

Third Quarter

Commission and principal transaction revenue increased 64% to $114.6 million from $70.0 million in the same period last year with increases of 96%, 41%, and 4% in PCG, ECM and Fixed Income Capital Markets ("FICM"), respectively.

Nine Months

Commission and principal transaction revenue increased 52% to $316.5 million from $208.7 million in the same period last year with increases of 78%, 28% and 6% in PCG, ECM, and FICM, respectively.

Investment Banking Revenue

Third Quarter

Investment banking revenue increased 57% to $31.0 million from $19.7 million from the same period last year. Capital raising revenue was $19.6 million, up 87% over the prior year. Strategic advisory fees increased 24% to $11.4 million from $9.2 million in the same prior year period.

Nine Months

Investment banking revenue increased 170% to $138.0 million from $51.2 million from the same period last year. During the second quarter, the Company completed a significant corporate investment banking transaction for $24.3 million. Capital raising revenue increased 264% to $80.9 million from $22.2 million in the prior year. Strategic advisory fees increased 97% to $57.0 million from $28.9 million in the same prior year period.

Asset Management and Service Fees

Third Quarter

Asset management and service fees increased 86% to $27.1 million from $14.6 million in the third quarter of last year resulting from a 32% increase in the number of Stifel Nicolaus managed accounts and a 41% increase in the value of assets under management in those accounts.

Nine Months

Year to date asset management and service fees increased 70% to $72.0 million from $42.3 million in the prior year resulting from a 29% increase in the number of Stifel Nicolaus managed accounts and a 39% increase in the value of assets under management in those accounts.

Net Interest Revenue

Third Quarter

Net interest revenue increased 81% to $8.1 million from $4.5 million in the same period last year due principally to increased revenue from increased interest charged on customer margin accounts, increased interest earned on fixed income inventory held for sale to customers, and interest earned from our newly acquired (Stifel Bank and Trust) banking operations offset by increased costs to carry higher levels of firm inventory, increased interest expense resulting from the debenture issued in the second quarter of 2007 and interest expense associated with our banking operations.

Nine Months

Net interest revenue increased 75% to $20.3 million from $11.6 million in the same period last year due principally to increased revenue from increased interest charged on customer margin accounts, increased interest earned on fixed income inventory held for sale to customers, and interest earned from our banking operations offset by increased costs to carry higher levels of firm inventory, increased interest expense resulting from the debenture issued in the second quarter of 2007 and interest expense associated with our banking operations.

Non-Interest Expenses

Employee Compensation and Benefits

Third Quarter

Employee compensation and benefits increased 64% to $126.7 million from $77.5 million in the third quarter last year. As a percentage of net revenue, compensation and benefits totaled 69.2% in the third quarter of 2007 compared to 70.5% in the third quarter of 2006. A portion of compensation and benefits includes transition pay of $6.9 million (3.8% of net revenue) and $3.7 million (3.3% of net revenue) for the three months ended September 30, 2007 and September 30, 2006, respectively, in connection with the Company's continuing expansion efforts. In addition, for the three months ended September 30, 2007, compensation and benefits includes $7.1 million, primarily stock-based compensation, for acquisition related payments in connection with the LM Capital Markets and Ryan Beck transition pay. For the three months ended September 30, 2006 compensation and benefits includes $7.1 million, primarily stock-based compensation, for acquisition related payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 65.3% for 2007 and 64.1% for 2006. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure; because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

Nine Months

Employee compensation and benefits increased 68% to $401.3 million from $238.5 million in the same period last year. As a percentage of net revenue, compensation and benefits totaled 72.8% for the nine months ended September 30, 2007 compared to 74.1% for the nine months ended September 30, 2006. A portion of compensation and benefits includes transition pay of $18.3 million (3.3% of net revenue) and $10.2 million (3.2% of net revenue) for the nine months ended September 30, 2007 and September 30, 2006, respectively, in connection with the Company's continuing expansion efforts. In addition, for the nine months ended September 30, 2007, compensation and benefits includes $22.7 million in connection with the Ryan Beck acquisition, primarily a charge related to the acceleration of vesting as a result of amending the Ryan Beck deferred compensation plan, and $17.7 million, primarily stock-based compensation, for acquisition related payments in connection with the LM Capital Markets acquisition. For the nine months ended September 30, 2006 compensation and benefits includes $32.3 million, primarily stock-based compensation, for acquisition related payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 65.5% for 2007 and 64.0% for 2006. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure; because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

Operating Expenses

Third Quarter

Excluding compensation and benefits and non-compensation acquisition related charges, operating expenses increased 154% from the prior year third quarter. As a percentage of net revenue excluding compensation and benefits and non-compensation acquisition related charges, operating expenses were 22% in the third quarter of 2007 and 14% in the third quarter of 2006. The Company excludes compensation and benefits and non-compensation acquisition related charges in its analysis of operating expenses, a non-GAAP measure, because it believes exclusion of compensation and benefits and non-compensation acquisition related charges is a more useful tool in measuring operating expenses as a percentage of net revenue.

Nine Months

Excluding compensation and benefits and non-compensation acquisition related charges, operating expenses increased 65% from the prior year first nine months. As a percentage of net revenue excluding compensation and benefits and non-compensation acquisition related charges, operating expenses were 21% in the first nine months of 2007 and 21% in the first nine months of 2006. The Company excludes compensation and benefits and non-compensation acquisition related charges in its analysis of operating expenses, a non-GAAP measure, because it believes exclusion of compensation and benefits and non-compensation acquisition related charges is a more useful tool in measuring operating expenses as a percentage of net revenue.

Business Segment Results

Private Client Group

Third Quarter

PCG net revenue for the third quarter of 2007 was $112.6 million, an increase of 100% from the third quarter of 2006 principally due to increased commissions and principal transactions, sales credits from investment banking and increased asset management and service fees. Sales credits from investment banking increased due to increased underwriting activity, principally corporate finance (See ECM discussion). Asset management and service fees increased as previously noted (See Asset Management and Service Fees discussion). PCG operating contribution increased to $23.4 million, 84% over the third quarter of 2006, as a result of the 100% increase in net revenue and the leverage in increased production.

Nine Months

PCG net revenue for the first nine months of 2007 was $316.5 million, an increase of 89% from the first nine months of 2006 principally due to increased commissions and principal transactions, sales credits from investment banking and increased asset management and service fees. Sales credits from investment banking increased due to increased underwriting activity, principally corporate finance (See ECM discussion). Asset management and service fees increased as previously noted (See Asset Management and Service Fees discussion). PCG operating contribution increased to $67.9 million, 84% over the comparable 2006 period as a result of the 89% increase in net revenue and the leverage in increased production.

Equity Capital Markets

Third Quarter

ECM recorded net revenues of $47.7 million in the third quarter 2007, an increase of 30% from the same quarter last year, principally due to increased commissions and principal transactions and increased investment banking revenue. Investment banking revenue increased principally due to financial advisory fees of $10.1 million, a 12% increase over last year's third quarter, and equity financing revenue of $6.5 million, up 30% compared to the third quarter of 2006.

Non-interest expenses increased 37% to $39.2 million in the third quarter of 2007 compared to $28.6 million in the third quarter of 2006 principally due to a 35% increase in employee compensation and benefits to $28.2 million compared to $20.9 million in the third quarter of 2006. The increase in employee compensation and benefits is primarily due to an increase in variable compensation associated with increased revenue. As a percentage of net revenues, employee compensation and benefits was 59.2% and 57.0% for the third quarter of 2007 and 2006, respectively. Increases in all non-compensation expense categories can be attributed to the increased revenue.

ECM operating contribution increased 5% to $8.5 million in the third quarter of 2007 compared to $8.1 million in the prior year period as a result of the 30% increase in net revenues and the leverage in increased production.

Nine Months

ECM recorded record net revenues of $178.6 million in the first nine months of 2007, an increase of 69% from the first nine months of 2006, principally due to increased commissions and principal transactions which increased 28% to $85.1 million and increased investment banking revenue which increased 142% to $92.8 million. During the second quarter of 2007 the Company closed on a significant corporate finance investment banking transaction which contributed $24.3 million in revenue. Investment banking revenue increased principally due to financial advisory fees of $55.2 million, a 97% increase over last year's nine month period, and equity financing revenue of $37.6 million, up 296% compared to the first nine months of 2006

Non-interest expenses increased 66% to $136.2 million in the first nine months of 2007 compared to $82.2 million in the first nine months of 2006 principally due to a 76% increase in employee compensation and benefits to $105.6 million compared to $59.9 million in the first nine months of 2006. The increase in employee compensation and benefits is primarily due to an increase in variable compensation associated with increased revenue. As a percentage of net revenues, employee compensation and benefits was 59.1% and 56.6% for the first nine months of 2007 and 2006, respectively.

ECM operating contribution increased 80% to $42.4 million in the first nine months of 2007 compared to $23.6 million in the prior year period as a result of the 69% increase in net revenues and the leverage in increased production.

Fixed Income Capital Markets

Third Quarter

FICM net revenues for the third quarter of 2007 increased 15% to $16.0 million from $13.8 million during the same time period last year, principally due to an increase in investment banking revenue. Investment banking revenue increased 57% principally due to increased advisory fees.

Interest revenue decreased $2.6 million principally as a result of decreased interest received on decreased levels of fixed income inventory held for sale to clients. Interest expense decreased $2.7 million as a result of decreased interest expense incurred to carry that inventory.

Non-interest expenses increased $3.1 million or 29% to $13.8 million primarily due to a 27% increase in employee compensation and benefits which increased as a result of increased transition pay for institutional fixed income salesman and increased occupancy and equipment rental due to office expansion.

As a result of the increased non interest expenses, FICM operating contribution decreased $1.0 million.

Nine Months

FICM net revenues for the first nine months of 2007 increased 14% to $41.1 million from $35.9 million during the same time period last year, principally due to an increase in commissions and principal transactions and investment banking revenue. Investment banking revenue increased principally due to increased underwriting activity.

Interest revenue increased $4.6 million principally as a result of increased interest received on increased levels of fixed income inventory held for sale to clients. Interest expense increased $5.2 million as a result of increased interest expense incurred to carry that inventory.

Non-interest expenses increased $7.6 million or 25% to $37.7 million primarily due to a 27% increase in employee compensation and benefits which increased as a result of increased transition pay for institutional fixed income salesman and increased occupancy and equipment rental due to office expansion.

Operating contribution decreased 42% to $3.4 million from $5.9 million in the first nine months of 2006 principally as a result of inventory losses and increased non-interest expenses.

Banking Segment

Third Quarter

The Banking Segment ("Banking"), which operations began with the acquisition of Stifel Bank & Trust on April 2, 2007, posted net revenue of $1.8 million and an operating contribution of 369,000 in the third quarter of 2007. Prior period comparative data is not included as we acquired Stifel Bank & Trust on April 2, 2007.

Nine Months

Banking posted net revenue of $2.9 million and an operating contribution of 643,000 for the period ended September 30, 2007. Prior period comparative data is not included as we acquired Stifel Bank & Trust on April 2, 2007.

Other Segment

Third Quarter

Other Segment, which includes acquisition charges related to the LM Capital Markets and Ryan Beck acquisition, posted net revenue of $4.8 million, an increase of 70% from the prior year third quarter. During the third quarter, the Other Segment recorded an operating loss of $21.1 million which consists of $11.2 million from other operations, $6.7 million related to charges from the LM Capital Markets acquisition, primarily stock based compensation (discussed in the Core Earnings section), and $3.2 million relating to the charges associated with the Ryan Beck acquisition (discussed in Core Earnings section) compared to the prior year quarter operating loss of $14.8 million, which consist of $7.5 million from other operations and $7.3 million from the LM Capital Markets acquisition. The increase in the loss from other operations can be attributed to the acquisition charges related to the Ryan Beck acquisition combined with increases in other variable compensation for increased Core earnings, travel and promotion, occupancy and equipment rental and other operating expenses associated with the continued growth of the firm.

Nine Months

Other Segment, which includes acquisition charges related to the LM Capital Markets and Ryan Beck acquisition, posted net revenue of $11.8 million, a decrease of 8% from the prior year principally as a result of a decrease in gains on investments relating to the $5.1 million gain posted in the first quarter of 2006 for the company's ownership of its New York Stock Exchange seat. During the first nine months, the Other Segment recorded an operating loss of $83.6 million which consists of $36.7 million from other operations, $18.4 million related to charges from the LM Capital Markets acquisition, primarily stock based compensation (discussed in the Core Earnings section), and $28.5 million relating to the charges associated with the Ryan Beck acquisition (discussed in Core Earnings section) compared to the prior year operating loss of $52.3 million, which consist of $18.8 million from other operations and $33.5 million from the LM Capital Markets acquisition. The increase in the loss from other operations can be attributed to a reduction of net revenue resulting from the gain on the sale of the New York Stock Exchange ("NYSE") seat in the first quarter of 2006 combined with increases in travel and promotion, occupancy and equipment rental and other operating expenses associated with the continued growth of the firm.

Other Segment
	Three Months Ended		Nine Months Ended
Net Revenues	9/30/2007	09/30/2006	09/30/2007	09/30/2006
LM Capital Markets Acquisition	$ - -	$ (1)	$ - -	$ (153)
Ryan Beck Acquisition	(17)	(- -)	(330)	- -
Other	4,846	2,835	12,113	12,974
Total Net Revenue	$ 4,829	$ 2,834	$ 11,783	$ 12,821
Operating Contribution	09/30/2007	09/30/2006	09/30/2007	09/30/2006
LM Capital Markets Acquisition	$ (6,653)	$ (7,266)	$ (18,399)	$ (33,540)
Ryan Beck Acquisition	(3,246)	- -	(28,502)
Other	(11,231)	(7,493)	(36,709)	(18,770)
Total Operating Contribution	$ (21,130)	$ (14,759)	$ (83,610)	$ (52,310)

Core Earnings

After adjusting for acquisition related charges, principally stock-based awards offered to key associates of LM Capital Markets, non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, were $14.3 million and $0.80 per diluted share, respectively for the third quarter of 2007 compared to 2006 third quarter Core earnings of $9.6 million and Core earnings per diluted share of $0.69. Core Earnings for the quarter excludes pre-tax acquisition charges of approximately $9.9 million or $0.35 per diluted share. Included in these acquisition related charges are: 1) compensation charges of approximately $6.1 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; 2) $1.0 million in compensation charges for Ryan Beck positions which will be eliminated by year-end and 3) other non-compensation acquisition charges of $2.8 million. See Reconciliation of Core Earnings table. After adjusting for acquisition related charges, principally compensation expense for acceleration of deferred compensation for the Ryan Beck deferred compensation plans and stock-based awards offered to key associates of LM Capital Markets, non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, for the nine months ended September 30, 2007 were $46.3 million, or $2.75 per diluted share, respectively compared to $27.7 million or $1.99 per diluted share, respectively for the nine months ended September 30, 2006. Core Earnings for the nine months excludes pre-tax acquisition charges of approximately $46.9 million or $1.66 per diluted share. Included in these acquisition related charges are: 1) compensation charges of approximately $17.7 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; 2) $22.7 million principally for the amendment and acceleration of the Ryan Beck deferred compensation plan; and 3) other non-compensation acquisition charges of $6.5 million. See Reconciliation of Core Earnings table. We believe Core earnings provides investors, rating agencies, and financial analysts with a more meaningful measure of the Company's operating performance.

Statement of Financial Condition

Total assets increased 40% to $1.5 billion from $1.1 billion at December 31, 2006, principally as a result recent acquisitions. Total stockholders' equity increased $186.4 million, or 85%, to $406.6 million. The increase in equity exceeded net income due to the amortization of stock-based awards and the acquisition of Ryan Beck and the resultant increase in net book value, partially offset by repurchase of common stock for treasury.

Conference Call Information

Stifel Financial Corp. will hold a conference call Monday, November 5, 2007, at 11:00 a.m. EDT. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. operates 171 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

# # # # # #

(Tables attached)

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	9/30/2007	% of Net Revenues	6/30/2007	% of Net Revenues	9/30/2006	% of Net Revenues	6/30/2007	9/30/2006
Revenues
Commissions	$ 82,917	45.3%	$ 80,637	38.2%	$ 48,571	44.2%	3%	71%
Principal transactions	31,711	17.3%	33,301	15.8%	21,470	19.5%	-5%	48%
Investment banking	30,966	16.9%	63,932	30.3%	19,672	17.9%	-52%	57%
Asset management and service fees	27,108	14.8%	25,537	12.1%	14,560	13.3%	6%	86%
Other	2,165	1.3%	525	0.3%	1,047	1.0%	312%	107%
Total operating revenues	174,867	95.6%	203,932	96.7%	105,320	95.9%	-14%	66%
Interest revenue	15,972	8.7%	16,699	7.9%	9,918	9.0%	-4%	61%
Total revenues	190,839	104.3%	220,631	104.6%	115,238	104.9%	-14%	66%
Less: Interest expense	7,856	4.3%	9,696	4.6%	5,422	4.9%	-19%	45%
Net revenues	182,983	100.0%	210,935	100.0%	109,816	100.0%	-13%	67%
Non-Interest Expenses
Employee compensation and benefits	126,652	69.2%	163,777	77.6%	77,466	70.5%	-23%	63%
Occupancy and equipment rental	14,492	7.9%	15,667	7.4%	7,785	7.1%	-7%	86%
Communication and office supplies	11,528	6.3%	11,681	5.5%	6,532	6.0%	-1%	76%
Commissions and floor brokerage	2,527	1.4%	3,104	1.5%	1,866	1.7%	-19%	35%
Other operating expenses	14,512	7.9%	14,042	6.7%	6,926	6.3%	3%	110%
Total non-interest expenses	169,711	92.7%	208,271	98.7%	100,575	91.6%	-19%	69%
Income before income taxes	13,272	7.3%	2,664	1.3%	9,241	8.4%	398%	44%
Provision for income taxes	5,214	2.9%	1,216	0.6%	3,817	3.5%	329%	37%
Net income	$ 8,058	4.4%	$ 1,448	0.7%	$ 5,424	4.9%	456%	49%
Per Share Information
	Three Months Ended
	9/30/2007		6/30/2007		9/30/2006		6/30/2007	9/30/2006
Earnings Per Share:
Basic	$ 0.54		$ 0.10		$ 0.47		440%	15%
Diluted	$ 0.45		$ 0.08		$ 0.39		463%	15%
Number of Shares for Earnings Per Share Computations:
Basic shares	14,929		14,850		11,582		1%	29%
Diluted shares	17,877		17,341		13,931		3%	28%

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Nine Months Ended				Change
	09/30/2007	% of Net Revenues	09/30/2006	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 224,930	40.8%	$ 144,811	45.0%	$ 80,119	55%
Principal transactions	91,578	16.6%	63,850	19.8%	27,728	43%
Investment banking	137,964	25.1%	51,177	15.9%	86,787	170%
Asset management and service fees	72,018	13.1%	42,297	13.1%	29,721	70%
Other	4,107	0.7%	8,307	2.6%	(4,200)	-51%
Total operating revenues	530,597	96.3%	310,442	96.4%	220,155	71%
Interest revenue	43,371	7.9%	25,744	8.0%	17,627	68%
Total revenues	573,968	104.2%	336,186	104.4%	237,782	71%
Less: Interest expense	23,089	4.2%	14,169	4.4%	8,920	63%
Net revenues	550,879	100.0%	322,017	100.0%	228,862	71%
Non-Interest Expenses
Employee compensation and benefits	401,263	72.8%	238,545	74.1%	162,718	68%
Occupancy and equipment rental	40,767	7.4%	22,547	7.0%	18,220	81%
Communication and office supplies	31,303	5.7%	19,428	6.0%	11,875	61%
Commissions and floor brokerage	7,246	1.3%	4,971	1.6%	2,275	46%
Other operating expenses	39,547	7.2%	22,529	7.0%	17,018	76%
Total non-interest expenses	520,126	94.4%	308,020	95.7%	212,106	69%
Income before income taxes	30,753	5.6%	13,997	4.3%	16,756	120%
Provision for income taxes	12,418	2.3%	5,799	1.8%	6,619	114%
Net income	$ 18,335	3.3%	$ 8,198	2.5%	$ 10,137	124%
Per Share Information
	Nine Months Ended				Change
	09/30/2007		09/30/2006		Amount	Percent
Earnings Per Share:
Basic	$ 1.28		$ 0.71		$ 0.57	80%
Diluted	$ 1.09		$ 0.59		$ 0.50	85%
Number of Shares for Earnings Per Share Computations:
Basic shares	14,304		11,514		2,790	24%
Diluted shares	16,843		13,901		2,941	21%

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	9/30/2007	% of Net Revenues	6/30/2007	% of Net Revenues	9/30/2006	% of Net Revenues	6/30/2007	09/30/2006
Revenues
Net revenues	$ 183,000	100.0%	$ 211,248	100.0%	$ 109,817	100.0%	-13%	67%
Non-Interest Expenses
Employee compensation and benefits	119,566	65.3%	136,653	64.7%	70,412	64.1%	-13%	70%
Occupancy and equipment rental	13,977	7.6%	15,489	7.3%	7,618	7.0%	-10%	83%
Communication and office supplies	11,216	6.1%	11,271	5.3%	6,522	5.9%	0%	72%
Commissions and floor brokerage	2,124	1.2%	1,384	0.7%	1,866	1.7%	53%	14%
Other operating expenses	12,946	7.1%	14,086	6.7%	6,891	6.3%	-8%	88%
Total non-interest expenses	159,829	87.3%	178,883	84.7%	93,309	85.0%	-11%	71%
Income before income taxes	23,171	12.7%	32,365	15.3%	16,508	15.0%	-28%	40%
Provision for income taxes	8,904	4.9%	13,514	6.4%	6,887	6.3%	-34%	29%
Core Earnings	$ 14,267	7.8%	$ 18,851	8.9%	$ 9,621	8.7%	-24%	48%
Per Share Information
	Three Months Ended						Percent Change From
	9/30/2007		6/30/2007		9/30/2006		6/30/2007	09/30/2006
Earnings Per Share:
Basic	$ 0.96		$ 1.27		$ 0.83		-24%	16%
Diluted	$ 0.80		$ 1.09		$ 0.69		-27%	16%

Number of Shares for Earnings Per Share Computations:
Basic shares	14,929		14,850		11,582		1%	29%
Diluted shares	17,877		17,341		13,931		3%	28%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Nine Months Ended				Percent Change From
	09/30/2007	% of Net Revenues	09/30/2006	% of Net Revenues	06/30/2006
Revenues
Net revenues	$ 551,209	100.0%	$ 322,170	100.0%	71%
Non-Interest Expenses
Employee compensation and benefits	360,891	65.5%	206,224	64.0%	75%
Occupancy and equipment rental	40,035	7.3%	22,068	6.8%	81%
Communication and office supplies	30,575	5.5%	19,152	5.9%	60%
Commissions and floor brokerage	5,123	0.9%	4,971	1.6%	3%
Other operating expenses	36,931	6.7%	22,218	6.9%	66%
Total non-interest expenses	473,555	85.9%	274,633	85.2%	72%
Income before income taxes	77,654	14.1%	47,537	14.8%	63%
Provision for income taxes	31,357	5.7%	19,814	6.2%	58%
Core Earnings	$ 46,297	8.4%	$ 27,723	8.6%	67%
	Nine Months Ended				Percent Change From
	09/30/2007		09/30/2006		09/30/2006
Earnings Per Share:
Basic	$ 3.24		$ 2.41		34%
Diluted	$ 2.75		$ 1.99		38%
Number of Shares for Earnings Per Share Computations:
Basic shares	14,304		11,514		24%
Diluted shares	16,843		13,901		21%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 09/30/07
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$182,983	(17)	$183,000	100%
Non-Interest Expenses
Compensation and benefits	126,652	7,086	119,566	65%
Operating Expenses	43,059	2,796	40,263	22%
Total non-interest expenses	169,711	9,882	159,829	87%
Income/(loss) before income taxes	13,272	(9,899)	23,171	13%
Provision (benefit) for income taxes	5,214	(3,690)	8,904	5%
Net Income/(Loss)	$8,058	($6,209)	$14,267	8%
Earnings per Share:
Basic	$0.54	($0.42)	$0.96
Diluted	$0.45	($0.35)	$0.80

Nine Months Ended 09/30/07
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$550,879	($330)	$551,209	100%
Non-Interest Expenses
Compensation and benefits	401,263	40,372	360,891	66%
Operating Expenses	118,863	6,199	112,664	20%
Total non-interest expenses	520,126	46,571	473,555	86%
Income/(loss) before income taxes	30,753	(46,901)	77,654	14%
Provision (benefit) for income taxes	12,418	(18,939)	31,357	6%
Net Income/(Loss)	$18,335	($27,962)	$46,297	8%
Earnings per Share:
Basic	$1.28	($1.96)	$3.24
Diluted	$1.09	($1.66)	$2.75
Annualized return on average equity	7%	(11%)	18%

  Core Earnings excludes acquisition related charges incurred in the three and nine months ended September 30, 2007. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 09/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$109,816	$(1)	$109,817	100%
Non-Interest Expenses
Compensation and benefits	77,466	7,054	70,412	64%
Operating Expenses	23,109	212	22,897	21%
Total non-interest expenses	100,575	7,266	93,309	85%
Income/(loss) before income taxes	9,241	(7,267)	16,508	15%
Provision (benefit) for income taxes	3,817	(3,070)	6,887	6%
Net Income/(Loss)	$5,424	($4,197)	$9,621	9%
Earnings per Share:
Basic	$0.47	($0.36)	$0.83
Diluted	$0.39	($0.30)	$0.69

Nine Months Ended 09/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$322,017	$(153)	$322,170	100%
Non-Interest Expenses
Compensation and benefits	238,545	32,321	206,224	64%
Operating Expenses	69,475	1,066	68,409	21%
Total non-interest expenses	308,020	33,387	274,633	85%
Income/(loss) before income taxes	13,997	(33,540)	47,537	15%
Provision (benefit) for income taxes	5,799	(14,015)	19,814	6%
Net Income/(Loss)	$8,198	($19,525)	$27,723	9%
Earnings per Share:
Basic	$0.71	($1.70)	$2.41
Diluted	$0.59	($1.40)	$1.99
Annualized return on average equity	10%	(9%)	19%

  Core Earnings excludes acquisition related charges incurred in the three and nine months ended September 30, 2006. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data

	Three Months Ended			Percent Change From		Nine Months Ended		Change
Net Revenues	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006	9/30/2007	9/30/2006	Percent
Private client	$ 112,650	$ 118,274	$ 56,461	-5%	100%	$ 316,451	$ 167,461	84%
Equity capital markets	47,703	78,410	36,692	-39%	30%	178,643	105,801	89%
Fixed income capital markets	15,962	10,496	13,829	52%	15%	41,073	35,934	14%
Banking	1,839	1,090	-	69%	n/a	2,929	-	n/a
Other	4,829	2,665	2,834	81%	70%	11,783	12,821	-30%
Total net revenues	$ 182,983	$ 210,935	$ 109,816	-13%	67%	$ 550,879	$ 322,017	73%

Operating Contribution
Private client	$ 23,401	$ 26,377	$ 12,750	-11%	84%	$ 67,869	$ 36,875	84%
Equity capital markets	8,499	20,528	8,123	-59%	5%	42,445	23,557	120%
Fixed income capital markets	2,133	(614)	3,127	n/a	-32%	3,406	5,875	-54%
Banking	369	274	-	35%	n/a	643	-	n/a
Other / unallocated overhead	(21,130)	(43,901)	(14,759)	n/a	n/a	(83,610)	(52,310)	n/a
Income before income taxes	$ 13,272	$ 2,664	$ 9,241	398%	44%	$ 30,753	$ 13,997	268%

Statistical Information

Stockholders' Equity	$ 406,646	$ 388,241	$ 210,694	5%	93%
Book Value Per Share	$ 27.12	$ 26.04	$ 18.39	4%	47%
Total Assets	$ 1,518,186	$ 1,633,756	$ 1,137,545	-7%	33%
Investment Executives	959	938	499	2%	92%
Full-Time Employees	2,721	2,720	1,690	31%	61%
Locations	174	177	124	-2%	40%
Total Client Assets	$ 61,120,000	$ 40,607,000	$ 29,590,000	51%	107%

Stifel Financial Corp.
Statement of Operations
($ In Thousands, Except Per Share Amounts)
Private Client Group Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006	9/30/2007	9/30/2006	Change
Commissions & principal transactions	71,766	75,925	36,554	-5%	96%	199,421	112,067	78%
Investment banking	10,068	13,010	2,652	-23%	280%	35,366	6,677	430%
Asset management and service fees	26,833	25,490	14,553	5%	84%	71,550	42,250	69%
Other	577	526	198	10%	191%	1,127	506	123%
Operating Revenues	109,244	114,951	53,957	-5%	102%	307,464	161,500	90%
Interest Income	9,044	7,530	5,320	20%	70%	22,310	15,131	47%
Total Revenues	118,288	122,481	59,277	-3%	100%	329,774	176,631	87%
Interest Expense	5,638	4,207	2,816	34%	100%	13,323	9,170	45%
Net Revenues	112,650	118,274	56,461	-5%	100%	316,451	167,461	89%
Non-Interest Expenses
Employee compensation and benefits	72,177	74,831	34,704	-4%	108%	201,964	104,625	93%
Operating expenses	17,072	17,066	9,007	0%	90%	46,618	25,961	80%
Total non-interest expenses	89,249	91,897	43,711	-3%	104%	248,582	130,586	90%
Operating Contribution	23,401	26,377	12,750	-11%	84%	67,869	36,875	84%
Ratios to Net Revenues
Compensation & Benefits	64.1%	63.3%	61.5%			63.8%	62.5%
Operating expenses	15.2%	14.4%	16.0%			14.7%	15.5%
Income before income taxes	20.8%	22.3%	22.6%			21.4%	22.0%
Equity Capital Markets Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006	9/30/2007	9/30/2006	Change
Commissions & principal transactions	31,020	29,463	22,074	5%	41%	85,104	66,429	28%
Investment banking	16,658	48,614	14,313	-66%	16%	92,754	38,390	142%
Asset management and service fees	(126)	48	6	n/a	n/a	64	44	45%
Other	183	239	208	-23%	-12%	650	677	-4%
Operating Revenues	47,735	78,364	36,601	-39%	30%	178,572	105,540	69%
Interest Income	166	262	126	-37%	32%	599	426	41%
Total Revenues	47,901	78,626	36,727	-39%	30%	179,171	105,966	69%
Interest Expense	198	216	35	-8%	466%	528	165	220%
Net Revenues	47,703	78,410	36,692	-39%	30%	178,643	105,801	69%
Non-Interest Expenses
Employee compensation and benefits	28,235	46,495	20,898	-39%	35%	105,619	59,862	76%
Operating expenses	10,969	11,387	7,671	-4%	43%	30,579	22,382	37%
Total non-interest expenses	39,204	57,882	28,569	-32%	37%	136,198	82,244	66%
Operating contribution	8,499	20,528	8,123	-59%	5%	42,445	23,557	80%
Ratios to Net Revenues
Compensation & Benefits	59.2%	59.3%	57.0%			59.1%	56.6%
Operating expenses	23.0%	14.5%	20.9%			17.1%	21.2%
Income before income taxes	17.8%	26.2%	22.1%			23.8%	22.3%
Fixed Income Capital Market Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006	9/30/2007	9/30/2006	Change
Commissions & principal transactions	11,840	8,507	11,412	39%	4%	31,939	30,164	6%
Investment banking	4,241	2,539	2,707	67%	57%	10,076	6,110	65%
Asset management and service fees	8	1	1	700%	700%	10	3	233%
Other	-	-	-	n/a	n/a	-	-	n/a
Operating Revenues	16,089	11,047	14,120	46%	14%	42,025	36,277	16%
Interest Income	3,303	7,854	5,860	-58%	-44%	17,512	12,910	36%
Total Revenues	19,392	18,901	19,980	3%	-3%	59,537	49,187	21%
Interest Expense	3,430	8,405	6,151	-59%	-44%	18,464	13,253	39%
Net Revenues	15,962	10,496	13,829	52%	15%	41,073	35,934	14%
Non-Interest Expenses
Employee compensation and benefits	10,576	7,893	8,320	34%	27%	28,623	22,525	27%
Operating expenses	3,253	3,217	2,382	1%	37%	9,044	7,534	20%
Total non-interest expenses	13,829	11,110	10,702	24%	29%	37,667	30,059	25%
Operating contribution	2,133	(614)	3,127	n/a	-32%	3,406	5,875	-42%
Ratios to Net Revenues
Compensation & Benefits	66.3%	75.2%	60.2%			69.7%	62.7%
Operating expenses	20.4%	30.6%	17.2%			22.0%	21.0%
Income before income taxes	13.4%	-5.8%	22.6%			8.3%	16.3%

Bankng Segment
	Three Months Ended			Amount Change From		Nine Months Ended
Revenues	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006	9/30/2007	9/30/2006	Change
Other	423	136	-	211%	n/a	559	-	n/a
Operating Revenues	423	136	-	211%	n/a	559	-	n/a
Interest Income	3,231	2,592	-	25%	n/a	5,823	-	n/a
Total Revenues	3,654	2,728	-	34%	n/a	6,382	-	n/a
Interest Expense	1,815	1,638	-	11%	n/a	3,453	-	n/a
Net Revenues	1,839	1,090	-	69%	n/a	2,929	-	n/a
Non-Interest Expenses
Employee compensation and benefits	516	348	-	48%	n/a	863	-	n/a
Operating expenses	954	468	-	104%	n/a	1,423	-	n/a
Total non-interest expenses	1,470	816	-	80%	n/a	2,286	-	n/a
Operating contribution	369	274	-	35%	n/a	643	-	n/a
Ratios to Net Revenues
Compensation & Benefits	28.1%	31.9%				29.5%
Operating expenses	51.9%	42.9%				48.6%
Income before income taxes	20.1%	25.1%				22.0%